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                                                                    EXHIBIT 22.1


                          SUBSIDIARIES OF REGISTRANT
                          --------------------------



                                                 PERCENTAGE
                                                 OF VOTING      STATE OR
                                                 SECURITIES  JURISDICTION OF
CORPORATION                           OWNED BY     OWNED      INCORPORATION
-----------------------------------  ----------  ----------  ---------------

Butler Service Group, Inc.           Registrant         100  New Jersey
AAC Corp.                            Registrant         100  Delaware
Sylvan Insurance Co. Ltd.            Registrant         100  Bermuda
Butler Airport Services, Corp.       Registrant         100  Maryland
Butler of New Jersey Realty Corp.    Registrant         100  New Jersey


                BUTLER SERVICE GROUP, INC. ("BSG") SUBSIDIARIES
                -----------------------------------------------


Butler Service Group-UK, Ltd.          BSG  100  United Kingdom
Butler Airport Services, Ltd.          BSG  100  United Kingdom
Butler Services International, Inc.    BSG  100  Delaware
Butler Telecom, Inc.                   BSG  100  Delaware
Butler Services, Inc.                  BSG  100  Delaware
Butler Utility Services, Inc.          BSG  100  Delaware
Butler Airport Services, Inc.          BSG  100  Cayman Islands